                                                                    EXHIBIT 99.1



                             LETTER OF TRANSMITTAL


                                   TO TENDER


                     UNREGISTERED 8% SENIOR NOTES DUE 2008


                                       OF


                           LIN TELEVISION CORPORATION


      PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS DATED OCTOBER 26, 2001



THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 26, 2001 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY.



                 The Exchange Agent for the Exchange Offer is:


                              THE BANK OF NEW YORK



      By Overnight Courier and Hand Delivery
        after 4:30 p.m. on Expiration Date:                   By Hand Delivery to 4:30 p.m.:

               The Bank of New York                                The Bank of New York
    c/o United States Trust Company of New York         c/o United States Trust Company of New York
            30 Broad Street, 14th Floor                          30 Broad Street, B-Level
           New York, New York 10004-2304                       New York, New York 10004-2304

     By Accredited Investors Holding Physical
                    Securities,                              By Registered or Certified Mail:
         via Registered or Certified Mail:

               The Bank of New York                                The Bank of New York
    c/o United States Trust Company of New York         c/o United States Trust Company of New York
                    P.O. Box 84                                        P.O. Box 112
               Bowling Green Station                               Bowling Green Station
           New York, New York 10274-0084                       New York, New York 10274-0084



                        Telephone Number: (800) 548-6565


                  Facsimile: (212) 422-0183 or (646) 458-8111



    (Originals of all documents sent by facsimile should be sent promptly by registered


       or certified mail, hand delivery, or overnight delivery service.)



    DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OR TRANSMISSION OF
                                INSTRUCTIONS VIA


 FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.



     IF YOU WISH TO EXCHANGE UNREGISTERED 8% SENIOR NOTES DUE 2008 FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF REGISTERED 8% SENIOR NOTES DUE 2008 PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) SUCH UNREGISTERED NOTES TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.



                          SIGNATURES MUST BE PROVIDED



              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.


--------------------------------------------------------------------------------

                                     DESCRIPTION OF TENDERED NOTES
-------------------------------------------------------------------------------------------------------
   NAME(S) AND ADDRESS(ES) OF REGISTERED OWNER(S)
    AS THEY APPEAR ON THE UNREGISTERED 8% SENIOR      CERTIFICATE NUMBER(S) OF     PRINCIPAL AMOUNT
      NOTES DUE 2008 (PLEASE FILL IN, IF BLANK)            NOTES TENDERED         OF NOTES TENDERED
-------------------------------------------------------------------------------------------------------

                                                      ------------------------------------------------

                                                      ------------------------------------------------

                                                      ------------------------------------------------

                                                      ------------------------------------------------

                                                      ------------------------------------------------
                                                       TOTAL PRINCIPAL AMOUNT
                                                         OF NOTES TENDERED
-------------------------------------------------------------------------------------------------------

Ladies and Gentlemen:



     1. The undersigned hereby tenders to LIN Television Corporation, a Delaware corporation (the "Company"), the 8% Senior Notes due 2008 (the "Old Notes") described above pursuant to the Company's offer of $1,000 principal amount of 8% Senior Notes due 2008 (the "New Notes"), in exchange for each $1,000 principal amount of the Old Notes, upon the terms and subject to the conditions contained in the Prospectus dated October 26, 2001 (the "Prospectus"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Exchange Offer").



     2. The undersigned hereby represents and warrants that it has full authority to tender the Old Notes described above. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or appropriate to complete the tender of the Old Notes.



     3. The undersigned understands that the tender of the Old Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Company as to the terms and conditions set forth in the Prospectus.



     4. Unless the box under the heading "Special Registration Instructions" is checked, the undersigned hereby represents and warrants that:



          (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, whether or not the undersigned is the holder of the Old Notes;



          (ii) neither the holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes;



          (iii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes within the meaning of the Securities Act of 1933, as amended (the "Securities Act");



          (iv) neither the undersigned nor any such other person is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Company or any of the guarantors of the Notes, or if it is an affiliate, the undersigned or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and



          (v) if the undersigned or such other person is a broker-dealer, the undersigned or such other person will receive New Notes for its own account in exchange for Old Notes that were acquired as the result of market making activities or other trading activities.



     5. The undersigned may, if, and only if, unable to make all of the representations and warranties contained in Item 4 above, elect to have its Old Notes registered in the shelf registration described in the Exchange and Registration Rights Agreement, dated June 14, 2001, among the Company, certain guarantors of the obligations under the Old Notes (the "Guarantors") and the initial purchasers of the Old Notes (the "Registration Rights Agreement;" all capitalized terms used in this Item 5, unless otherwise defined herein, shall have the meanings given them in the Registration Rights Agreement), a conformed copy of which has been filed as an exhibit to the Registration Statement of which the Prospectus constitutes a part. Such election may be made by checking the box under "Special Registration Instructions." By making such election, the undersigned agrees, as a holder of Transfer Restricted Securities participating in a shelf registration, to indemnify and hold harmless the Company, the Guarantors, their respective affiliates, each person who controls the Company, the Guarantors or their respective affiliates within the meaning of the Securities Act or the Exchange Act, and their respective officers, directors, employees, representatives and agents (collectively, the "Indemnitees") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the New Notes) to which the Indemnitees may become subject, whether commanded or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in a registration statement or a prospectus forming part thereof or in any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to the undersigned and furnished to the Company by or on behalf of the undersigned specifically for inclusion therein. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provisions of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by reference to the Registration Rights Agreement.



     6. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. If the undersigned is a broker-dealer and Old Notes held for its own account were not acquired as a result of market-making or other trading activities, such Old Notes cannot be exchanged pursuant to the Exchange Offer.



     7. Any obligation of the undersigned shall be binding upon the successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives of the undersigned.



     8. Unless otherwise indicated herein under "Special Delivery Instructions," the certificates for the New Notes will be issued in the name of the undersigned.

                         SPECIAL DELIVERY INSTRUCTIONS


                              (SEE INSTRUCTION 1)



     To be completed ONLY IF the New Notes are to be issued or sent to someone other than the undersigned or to the undersigned at an address other than that provided above.



               Mail [ ]       Issue [ ]  (check appropriate boxes) certificates
to:



Name: --------------------------------------------------------------------------


                                 (Please Print)



Address:-----------------------------------------------------------------------


        -----------------------------------------------------------------------

        -----------------------------------------------------------------------
                              (Including Zip Code)


                       SPECIAL REGISTRATION INSTRUCTIONS


                                  (SEE ITEM 5)



     TO BE COMPLETED ONLY IF (i) the undersigned satisfies the conditions set forth in Item 5 above, (ii) the undersigned elects to register its Old Notes in the shelf registration described in the Registration Right Agreement, and (iii) the undersigned agrees to indemnify certain entities and individuals as set forth in the Registration Rights Agreement and summarized in Item 5 above.



     [ ] By checking this box the undersigned hereby (i) represents that it is unable to make all of the representations and warranties set forth in Item 4 above, (ii) elects to have its Old Notes registered pursuant to the shelf registration described in the Registration Rights Agreement, and (iii) agrees to indemnify certain entities and individuals identified in, and to the extent provided in, the Registration Rights Agreement and summarized in Item 5 above.



                       SPECIAL BROKER-DEALER INSTRUCTIONS


                                  (SEE ITEM 6)



     [ ] Check here if you are a broker-dealer and wish to receive 10 additional copies of the Prospectus and 10 copies of any amendments or supplements thereto.



Name: --------------------------------------------------------------------------


                                 (Please Print)



Address:-----------------------------------------------------------------------


        -----------------------------------------------------------------------

        -----------------------------------------------------------------------
                              (Including Zip Code)

                                  INSTRUCTIONS



     1. Guarantee of Signatures. Signatures on this Letter of Transmittal must be guaranteed by an eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Exchange Act (an "Eligible Institution") unless the box entitled "Special Registration Instructions" or "Special Delivery Instructions" above has not been completed or the Old Notes described above are tendered for the account of an Eligible Institution.



     2. Delivery of Letter of Transmittal and Old Notes. The Old Notes, together with a properly completed and duly executed Letter of Transmittal (or copy thereof), should be mailed or delivered to the Exchange Agent at the address set forth above.



     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.



     3. Signature on Letter of Transmittal, Bond Powers and Endorsements. If this Letter of Transmittal is signed by a person other than a registered holder of any Old Notes, such Old Notes must be endorsed or accompanied by appropriate bond powers, signed by such registered holder exactly as such registered holder's name appears on such Old Notes.



     If this Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.



     4. Miscellaneous. All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. The Company reserves the absolute right to reject any or all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities, or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent, nor any other person shall be under any duty to give notification of defects in such tenders or shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder thereof as soon as practicable following the Expiration Date.